FIRST AMENDMENT
TO THE
RETENTION AGREEMENT FOR MARIA LACAL

Arizona Public Service Company ("APS") previously entered into the Retention Agreement dated December 19, 2008 (the "Agreement") with Maria Lacal ("Employee"). By execution of this instrument, APS now desires to amend the Agreement as set forth below.
1.This First Amendment shall be effective as of the date on which it is executed.

2.This First Amendment amends the provisions of the Agreement noted below.

This First Amendment also supersedes the other provisions of the Agreement to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
3.Section 2.2 (Deferred Compensation Arrangement - Credits) of the Agreement is hereby amended and restated in its entirety to read as follows:
2.2 Credits. APS shall credit an amount equal to Two Hundred Thousand Dollars ($200,000) to the Account effective on or about December 17, 2008 and an amount equal to Forty Thousand Dollars ($40,000) to the Account effective January 1, 2010 (each, a "Company Credit"). APS shall allocate an additional Company Credit of Fifty Thousand Dollars ($50,000) to the Account effective January 1 of each of the next four years thereafter (commencing January 1, 2011), provided that the Employee remains employed with APS on each such crediting date and demonstrates sustained competent performance of her assigned job responsibilities.
4.The Agreement is hereby amended by the addition of the following new Section 9

(Compliant Operation and Interpretation with Code Section 409A) to the end thereof:

9. Compliant Operation and Interpretation with Code Section 409A. This Agreement is intended to comply with Code Section 409A and shall be administered in compliance with Section 409A or an exception thereto. Each provision of the Agreement shall be interpreted, to the extent possible, to comply with Code Section 409A or an exception thereto. Employee remains solely responsible for any adverse tax consequences imposed upon her by Section 409A.
5.Except as otherwise amended by this First Amendment, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, APS and Employee have caused this First Amendment to be executed as of the date set forth below.
ARIZONA PUBLIC SERVICE COMPANY

By: /s/ George M. Kasper
Date: 5/23/2011

EMPLOYEE

/s/ Maria Lacal

May 24, 2011
Date